SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 25, 2007

CHINA NUVO SOLAR ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-48746	87-0567853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703
West Palm Beach, Florida 33401
(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  (561) 514-9042

Interactive Games, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Forward-Looking Statements

This Current Report contains forward-looking statements regarding, among other items, China Nuvo Solar Energy, Inc.’s (the “Company”) growth strategy and anticipated trends in the industry and our business.  These forward-looking statements are based largely on our expectations and are subject to a number of risks and uncertainties, including the risks described herein in Item 2.01.  Many of these risks are beyond our control.  Actual results could likely differ materially from these forward-looking statements.  In light of these risks and uncertainties, there can be no assurance that any of the forward-looking information contained in this Current Report will, in fact, transpire or prove to be accurate.  Except for our on-going obligations to disclose material information under the federal securities laws, we undertake no obligation to update or revise such statements in the future.

Item 1.01                      Entry into a Material Definitive Agreement.

On July 25, 2007, the Company and Nuvo Solar Energy, Inc., a Colorado corporation (“Nuvo”) entered into the First Amendment to the Agreement and Plan of Reorganization dated as of April 23, 2007, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

As previously disclosed in a Current Report on Form 8-K filed on June 20, 2007, on June 18, 2007, the Company executed a Stock Purchase Agreement by and between the Company and CLB Investment Corp. (“CLB”), pursuant to which CLB has acquired all of the capital stock of Torpedo Sports, Inc. (“Torpedo”), a Canadian corporation and wholly-owned subsidiary of the Company that is currently in insolvency proceedings in Montreal, Quebec, Canada, in exchange for $10.00. As a result of this transaction, approximately $2.3 million in liabilities of Torpedo will be eliminated from the consolidated balance sheet and therefore no longer reflected on the Company’s financial statements.

In July 2007, the Company issued an additional 500,000 shares of its common stock to CLB in consideration of its assumption of approximately an additional $418,000 of notes and accrued and unpaid interest, accounts payable and accrued expenses.

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 1.01.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

(A)           Share Exchange Transaction with Nuvo Solar Energy, Inc.

Pursuant to an Agreement and Plan of Reorganization dated as of April 23, 2007, as amended on July 25, 2007 (the “Share Exchange Agreement”), by and between Interactive Games, Inc. (the “Company”) and Nuvo, the Company and Nuvo entered into a share exchange whereby all of the issued and outstanding capital stock of Nuvo, on a fully-diluted basis, was exchanged for like securities of the Company, and whereby Nuvo became a wholly owned subsidiary of the Company (the “Share Exchange”).  The Share Exchange was effective as of July 25, 2007, upon the completed filing of Articles of Exchange with the Nevada Secretary of State and a Statement of Share Exchange with the Colorado Secretary of State.  Contemporaneously with the Share Exchange, the Company changed its name to “China Nuvo Solar Energy, Inc.”

Immediately prior to the effective time of the Share Exchange, Nuvo had outstanding 5,500,000 shares of its common stock (“Nuvo Common Stock”) and no shares of preferred stock.  In accordance with the Share Exchange Agreement, each share of Nuvo Common Stock was acquired by the Company in exchange for approximately 24.24 shares of the Company’s common stock, par value $.001 per share (“Common Stock”) for a total of 133,333,255 shares issued.  Accordingly, after giving effect to the Share

Exchange, the Company has approximately 189,915,355 shares of Common Stock outstanding.  As a result of the Share Exchange, the former Nuvo shareholders together hold approximately 66.6% of the Company’s outstanding common stock, on a fully-diluted basis.  Accordingly, the Share Exchange constituted a change of control of the Company.  A copy of the press release dated July 26, 2007 announcing the consummation of the Share Exchange is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

(B)           Description of Business of Nuvo Solar Energy, Inc.

Upon completion of the Share Exchange, the Company ceased all operations relating to its historical business and adopted the business plan of Nuvo, which is now a wholly owned subsidiary of the Company.  Pursuant to the terms of the Share Exchange Agreement, the Company intends to spin-off its operations existing prior to the Share Exchange to its shareholders of record on July 10, 2007.  Set forth below in this section entitled “Description of Business of Nuvo Solar Energy, Inc.” is a summary of Nuvo’s business plan.  Throughout this report, the terms “Company” and “Nuvo” refer to China Nuvo Solar Energy, Inc. and the business of Nuvo now owned and operated by China Nuvo Solar Energy, Inc.

Nuvo was formed on April 13, 2006 under the laws of the State of Colorado. Nuvo was formed to seek a business opportunity in the alternate energy or “next-generation energy" sector. This industry sector encompasses non-hydro carbon based energy production and renewable energy technologies that are “net-zero" or emissions free.

Nuvo has identified the solar energy category as extremely promising because of its worldwide commercialization efforts to date. Solar power is a distributed energy technology that uses solar cells to convert the sun's energy to electricity. The major advantage of solar is its abundance for all purposes.  Today, the cost of solar power substantially exceeds the cost of power furnished by the electric utility grid. As a result, federal, state and local governmental bodies in many countries, most notably the United States, Japan and Germany, have provided subsidies in the form of cost reductions, tax write-offs and other incentives to end users, distributors, systems integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. Nuvo intends to locate and utilize such incentives in the development of its technology, if available.

Intellectual Property and License Agreement

The science that is used in Nuvo’s solar cell technology utilizes Cadmium/Tellurium Cadmium/Sulfide powders layered in a ceramic sleeve with a copper back contact.  The ceramic sleeve eliminates the need for vacuum chambers or a vat with a molten material.  A lens is then glued on to the cell.  The cell utilizes a wave guide to carry light through the cell.  In addition, the wave guide can photo generate an electrical potential in the cell.  The material and amount of layers determines voltage while amperage is dependent in part upon particle size.  In essence, a multiple stacked solar cell using a wave guide transfers the square conversion area of the solar cell exposed to the sun from the horizontal to the vertical.

Nuvo’s licensed technology incorporates a process that is conducive to manufacturing using a batch process.  This is possible because the solar cell cylinder itself replaces the necessity to use expensive vacuum chambers during production.  We believe this approach is the most expeditious and cost-effective alternative to development of manufacturing capability.  Consequently, since the batch processing approach is highly labor intensive, Nuvo has been investigating the feasibility of establishing a manufacturing facility in China due to the fact that the only independent mine and refining operations for Cad/Tel production known to the Company in the world is located in China.

On June 9, 2006, Nuvo signed a license agreement with Photovoltaics.com, Inc. (“PV”), which is based in Hutchinson Island, Florida. Nuvo acquired exclusive worldwide rights to PV's solar cell technology relating to a multiple stacked solar cell using wave guide transfers. This license agreement includes all patents issued pursuant to certain patents applications or amendments that have been filed and the rights to use all applicable copyrights, trademarks and related intellectual property obtained on or in connection with the process and products. As consideration for this license, Nuvo agreed to pay a total aggregate license fee of $250,000, of which $150,000 was paid on June 9, 2006 and $100,000 was paid on August 11, 2006.  The term of the license is for 10 years and automatically renewable for successive ten-year terms under the same terms and conditions as provided for in license agreement.

Nuvo also agreed to pay the licensor a total of $180,000 to provide services relating to sales, marketing, manufacturing and order fulfillment for a period of three years ending in June, 2009.  As of June 30, 2007, Nuvo has paid $100,000 of this amount and has agreed to pay $16,000 per month in 2007 until the entire amount has been paid.

Competition

Companies pursuing similar technologies including different but related fields represent substantial competition. Many of these organizations are some of the largest companies in the world and have substantially greater capital resources, research and development staffs and facilities, as well as greater manufacturing and marketing capabilities than Nuvo does.   These organizations also compete with Nuvo to attract qualified personnel, parties for acquisitions, joint ventures or other collaborations.  As a result, there is no assurance that Nuvo’s technology will prove viable or that it will be able to compete with these larger organizations to produce any product or service.

Government Regulation

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Nuvo will also be required to comply with all foreign, federal, state and local regulations regarding protection of the environment.

Legal Proceedings

Nuvo is not subject to any pending legal proceeding, nor is it aware of any threatened claims against it.

Properties

Nuvo currently utilizes office space and general office equipment provided through companies affiliated with its officers at no charge to it.

Employees

The Company currently does not have any full or part-time employees other than its officers.

(C)           Risk Factors

In General.  The purchase of shares of our common stock is very speculative and involves a very high degree of risk.  An investment in us is suitable only for the persons who can afford the loss of their entire investment.  Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Company.

The market price of our common stock may fluctuate significantly.

           The market price of our common shares may fluctuate significantly in response to factors, some of which are beyond our control, such as:

•	the announcement of new products or product enhancements by us or our competitors;

•	developments concerning intellectual property rights and regulatory approvals;

•	quarterly variations in our and our competitors’ results of operations;

•	changes in earnings estimates or recommendations by securities analysts;

•	developments in our industry; and

•	general market conditions and other factors, including factors unrelated to our own operating performance.

           Further, the stock market in general has recently experienced extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of our common shares, which could cause a decline in the value of our common shares.  You should also be aware that price volatility might be worse if the trading volume of our common shares is low.

           Because we gained access to the public markets through a share exchange, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we gained access to the public markets through a share exchange.  Security analysts of major brokerage firms may not cover us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

           Trading of our common stock is limited.

Trading of our common stock is conducted on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, or “OTC Bulletin Board.” This has adversely effected the liquidity of our securities, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

Because it is a “penny stock,” it will be more difficult for you to sell  shares of our common stock.

Our common stock is a “penny stock.” Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions.  Accordingly, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are appropriate.

Risks Related to Our New Business

We currently have no product revenues and will need to raise additional capital to operate our business.

To date, we have generated no product revenues.  Until we are able to prove that our proprietary solar technology will work on a large commercial scale and can set up adequate manufacturing facilities, we will not have product revenues. Therefore, for the foreseeable future, we will have to fund all of our operations and capital expenditures from additional financing, which may not be available on favorable terms, if at all.  If we are unable to raise additional funds on acceptable terms, or at all, we may be unable to complete the development of our solar technology and set up adequate manufacturing facilities to produce a commercially viable product.  In addition, we could be forced to discontinue product development.  Any additional sources of financing will likely involve the sale of our equity securities or issuance of debt instruments that may be convertible into our common stock, which will have a dilutive effect on our stockholders.

We are not currently profitable and may never become profitable.

We have a history of losses and expect to incur substantial losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. Even if we succeed in developing and commercializing one or more products, we expect to incur substantial losses for the foreseeable future and may never become profitable.  We also expect to continue to incur significant operating and capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we continue to undertake research and development of potential alternative energy sources.

We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our stock.

We have a lack of operating history in which to base an investment decision.

Nuvo is a newly created startup company that has no operating history.  Our acquisition of solar cell technology from Photovoltaics.com, Inc. provides us with an opportunity for new business development, which carries continued unique risks inherent with any new business opportunity.  As a new start up company, Nuvo is subject to unforeseen costs, expenses, problems and difficulties inherent in these new business ventures.

Our operations to date have been limited to organizing the company, acquiring and securing the proprietary technology. These operations provide a limited basis for you to assess our ability to commercialize any product and the advisability of investing in our securities.

No assurance of success or profitability.

We have no current business operations and expect to incur significant losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. Even if we succeed in developing and commercializing one or more products, we expect to incur losses for the foreseeable future and may never become profitable.

We will compete with organizations of all sizes from multinational manufacturing and energy companies to similar sized startup companies as well as research and educational institutions.   Developments by competitors may render our technologies or potential products obsolete or non-competitive.

Companies pursuing similar technologies including different but related fields represent substantial competition. Many of these organizations are some of the largest companies in the world and have substantially greater capital resources, research and development staffs and facilities, as well as greater manufacturing and marketing capabilities than we do.   These organizations also compete with us to attract qualified personnel, parties for acquisitions, joint ventures or other collaborations.  As a result, there is no assurance that our technology will prove viable or that we will be able to compete with these larger organizations to produce any product or service.

Evaluating our business and future prospects may be difficult due to the rapidly changing market landscape.

The market we are attempting to enter is rapidly evolving and is experiencing technological advances and new market entrants. Our future success will require us to commercialize our technology and we have limited experience upon which to predict whether it will be successful. As a result, you should consider our business and prospects in light of the risks, expenses and challenges that we will face as an early-stage company seeking to develop and manufacture new products in a growing and rapidly evolving market.

We may fail to successfully bring to market products based on our technology, which may prevent us from achieving product sales and market share.

We expect to derive a substantial portion of our revenues from sales of new solar power products that are under development and not yet commercially available. If we fail to successfully develop our new solar power products or technologies, we will likely be unable to recover the losses we may incur to develop these products and technologies and may be unable to establish our sales and market share and become profitable. Many of our proposed product and manufacturing technologies are novel and represent a departure from conventional solar power technologies, and it is difficult to predict whether we will be successful in completing their development.

Our solar power products may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for solar power products may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;

•
our failure to produce solar power products that compete favorably against conventional energy sources and alternative distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance;

•	whether or not customers will accept our new technology and any products based on that technology; and

•	our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners.

If our proposed solar power products fail to gain market acceptance, we would be unable to establish sales and market share and to achieve and sustain profitability.

Technological changes in the solar power industry could render our solar power products uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to develop our technology and introduce new solar power products could cause our technology to become uncompetitive or obsolete, which could reduce our ability to sell products or gain market share and cause potential sales to decline. The solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in future research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of solar power products.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties in the solar power industry, including in international markets.  Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our technology and our products relative to our competitors. We can provide no assurance that we will be able to establish other strategic relationships in the future.

In addition, any strategic alliances that we establish, will subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

Our management team may not be able to successfully implement our business strategies.

Our management team has limited experience in the alternative energy sector.  If our management team is unable to execute on its business strategies, then our product development, the establishment of manufacturing operations and distribution network and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

The reduction or elimination of government subsidies and economic incentives for on-grid applications could cause our revenues to decline.

We believe that the growth of many of our target markets may depend on the availability and size of government subsidies and economic incentives. Accordingly, the reduction or elimination of government subsidies and economic incentives could reduce the size of these markets and/or result in increased price competition, which would adversely affect our product commercialization objectives. Today, the cost of solar power substantially exceeds the cost of power furnished by the electric utility grid. As a result, federal, state and local governmental bodies in many countries, most notably the United States, Japan and Germany, have provided subsidies in the form of cost reductions, tax write-offs and other incentives to end users, distributors, systems integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government subsidies and economic incentives could be reduced or eliminated altogether.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

We are required to comply with all foreign, federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We may need to procure certain governmental and other permits to conduct our business. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend future production or cease operations. The manufacture of our potential products may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Like other retailers, distributors and manufacturers of products that are used by consumers, we may face an inherent risk of exposure to product liability claims in the event that the use of the solar power products we intend to sell results in injury. Since our intended products are electricity producing devices, it is possible that consumers could be injured or killed by potential products, whether by product malfunctions, defects, improper installation or other causes. In addition, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We will need to evaluate the potential risks we face and procure appropriate levels of insurance for product liability claims.  There is no assurance we will be able to afford such coverage to adequately protect the Company and its stockholders.  The successful assertion of any future product liability claims against us could result in potentially significant monetary damages and if any insurance protection is inadequate to cover these claims, they could require us to make significant payments.

If we fail to adequately protect or enforce our intellectual property rights or secure rights to patents of others, the value of our intellectual property rights would diminish.

Our success, competitive position and future revenues will depend in part on our ability, and the abilities of any licensors we may engage, to obtain and maintain patent protection for our products, methods, processes and other technologies, to preserve our trade secrets, to prevent third parties from infringing on our proprietary rights and to operate without infringing the proprietary rights of third parties.

We cannot predict:

•	the degree and range of protection any patents will afford us against competitors, including whether third parties will find ways to invalidate or otherwise circumvent our licensed patents;
•	if and when patents will issue;
•	whether or not others will obtain patents claiming aspects similar to those covered by our licensed patents and patent applications; or
•	whether we will need to initiate litigation or administrative proceedings which may be costly whether we win or lose.

Our success also depends upon the skills, knowledge and experience of our scientific and technical personnel, our consultants and advisors as well as any licensors and contractors.  To help protect our proprietary know-how and our inventions for which patents may be unobtainable or difficult to obtain, we will rely on trade secret protection and confidentiality agreements.  To this end and to the extent possible, we intend to require all of our employees and consultants to enter into agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business. These agreements may not provide adequate protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure or the lawful development by others of such information.  If any of our trade secrets, know-how or other proprietary information is disclosed, the value of our trade secrets, know-how and other proprietary rights would be significantly impaired and our business and competitive position would suffer.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;
•	redesign our products or processes to avoid infringement;
•	stop using the subject matter claimed in the patents held by others, which could cause us to lose the use of one or more of our product candidates;
•	pay damages; or
•	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

We rely on key executive officers and scientific and medical advisors, and their knowledge of our business and technical expertise would be difficult to replace.

We are highly dependent on Mr. Lawrence Curtin, the developer of our solar technology.  We do not have “key person” life insurance policies for any of our officers.  The loss of the technical knowledge and management and industry expertise of any of our current or future key personnel could result in delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect our operating results.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in solar cell technology, government regulation, development and manufacturing, and sales and marketing. We may face significant competition for qualified individuals, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

(D)           Plan of Operation

Upon completion of the Share Exchange, we ceased all operations relating to the business of Interactive Games, Inc. and adopted the business plan of Nuvo, which is now our wholly owned subsidiary.  Our focus is the development of a viable manufacturing process for our solar cell technology.

Our plan of operation for the period for the next twelve months is to continue implementing Nuvo’s business plan as described above.  We expect our principal expenditures during the next 12 months to include:

•	Remaining payments to the licensor of our intellectual property of approximately $80,000 for consulting services related to product development.
•	Development costs related to establishing a viable manufacturing process for our solar cell technology including costs related to setting up a pilot manufacturing process.
•	General and administrative costs and costs related to public company operations.

As part of our planned operations, our main focus will be the development of a viable manufacturing process for our technology.  As part our plan, we intend to identify and reach agreement with a partner that can provide us with the facilities and expertise necessary to develop a pilot manufacturing process and eventually, a full manufacturing facility assuming the pilot process is successful.  Nuvo has been investigating the feasibility of establishing a manufacturing facility in China due to the fact that the only independent mine and refining operations for Cad/Tel production known to us in the world is located in China.

While our independent auditor has presented our financial statements on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time, they have raised a substantial doubt about our ability to continue as a going concern.

To address the going concern situation addressed in our financial statements, we will require additional capital to fund the development of a pilot manufacturing process as well as for general corporate working capital to fund our day-to-day operations and costs associated with being a publicly-traded company.  This amount does not include any amounts which may be necessary to pay off existing debt or accrued expenses.  We presently believe the source of funds will primarily consist of debt financing, which may include debt instruments that may include loans from our officers or directors, or the sale of our equity securities in private placements or other equity offerings or instruments.

We can make no assurance that we will be successful in raising the funds necessary for our working capital requirements as suitable financing may not be available and we may not have the ability to sell our equity securities under acceptable terms or in amounts sufficient to fund our needs. Our inability to access various capital markets or acceptable financing could have a material effect on our results of operations, research and deployment of our business strategies and severely threaten our ability to operate as a going concern.

During the remainder of our fiscal year and for the foreseeable future, we will be concentrating on raising the necessary working capital through acceptable debt facilities and equity financing to insure our ability to continue our research and implement other business strategies.  To the extent that additional capital is raised through the sale of equity or equity related securities, the issuance of such securities could result in significant dilution of our current shareholders.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements

(E)           Post-Exchange Beneficial Ownership of the Company’s Common Stock

The following table sets forth information known to the Company with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the outstanding common stock of the Company immediately after the effectiveness of the

Share Exchange on July 25, 2007 by (1) each person known by the Company to beneficially own 5% or more of the Company’s outstanding common stock, (2) each named executive officer (as defined in Item 402(a)(2) of Regulation S-B promulgated under the Securities Act of 1933, as amended), (3) each of the Company’s directors and (4) all of the Company’s named executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name of Beneficial Owner	Number of Shares of Preferred Stock Beneficially Owned	Percent of Preferred Stock (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock (1)
Henry Fong 319 Clematis Street – Ste 703 West Palm Beach, FL 33401	520,953 (2)	97.20%	32,643,316 (3)	16.57%
Barry S. Hollander 319 Clematis Street – Ste 703 West Palm Beach, FL 33401	-	0	1,669,852 (4)	*
Thomas B. Olson 7315 East Peakview Avenue Englewood, CO 80111	-	0	3,545,377 (5)	1.83%
Stephen D. King 900 IDS Center, 80 South 8th Street, Minneapolis, MN 55402-8773	-	0	1,000,000 (6)	*
All Executive Officers and Directors as a Group (3 persons)	520,953	97.20%	38,858,545 (7)	19.60%
Michele Friedman 777 Flagler Dr S., 8th Floor West Palm Beach, FL 33401	-	-	19,125,713 (10)	9.88%
Richard W. Perkins 730 E Lake Street Wayzata, MN 55391	-	-	25,742,406 (8)	13.30%
Wayne W. Mills 2125 Hollybush Rd Medina, MN 55340	-	-	27,924,679 (9)	14.36%
Hunter Ridge Partners LLC 500 Ford Road Minneapolis, MN 55426	-	-	9,751,963	5.04%
Gulfstream Financial Partners 319 Clematis Street – Ste. 703 West Palm Beach, FL 33401	36,110 (11)	6.74%	25,082,679 (11)	12.95%
__________
* means less than 1%

(1)	As of July 31, 2007, 193,552,461 shares of our common stock and 535,891 shares of our preferred stock were outstanding.
(2)
Includes (i) 36,100 shares of preferred stock held by a partnership in which Mr. Fong is a partner, (ii) 164,473 shares of preferred stock held by a corporation in which Mr. Fong is an 80% shareholder, (iii) 123,069 shares of preferred stock held by another corporation in which Mr. Fong is an 80% shareholder and (iv) 197,301 shares of preferred stock held by a corporation in which Mr. Fong is an officer.

(3)
Includes(i) 900,000 shares underlying options granted under our 2003 Stock Option Plan, (ii) warrants to purchase 642,857 shares of common stock, (iii) 24,953,715 shares of common stock and warrants to purchase 128,964 shares of common stock owned by Gulfstream Financial Partners, of which Mr. Fong is a partner (which is separately identified in this stockholder table), (iv) includes 1,449,431 shares of common stock and warrants to purchase 587,400 shares of common stock owned by a corporation in which Mr. Fong is an 80% shareholder, (v) 439,553 shares of common stock and warrants to purchase 439,533 shares of common stock held by another corporation in which Mr. Fong is an 80% shareholder and (vi) 704,646 shares of common stock and warrants to purchase 704,646 shares of common stock held by a corporation in which Mr. Fong is an officer.

(4)	Includes (i) 500,000 shares underlying options granted under our 2003 Stock Option Plan and (ii) warrants to purchase 321,429 shares of common stock.
(5)
Includes (i) 250,000 shares underlying options granted under our 2003 Stock Option Plan and (ii) warrants to purchase 258,929 shares of common stock.  Also includes 2,458,761 shares of common stock held jointly with Mr. Olson’s spouse.

(6)	Consists of warrants to purchase shares of the Company’s common stock.
(7)	Includes 1,650,000 shares underlying options granted under our 2003 Stock Option Plan and warrants to purchase 4,083,898 shares of our common stock.
(8)
Includes 1,500,000 shares of common stock held by a limited partnership of which Mr. Perkins is the general partner and 24,242,406 shares of common stock held by Richard W. Perkins Trust U/A 6/14/78 FBO Richard W. Perkins.

(9)
Includes (i) warrants to purchase 100,000 shares of common stock held by a limited liability company of which Mr. Mills is the sole member, (ii) warrants to purchase 800,000 shares of common stock held by Mr. Mills, (iii) 6,062,602 shares held by a limited liability company of which Mr. Mills holds 50% of the membership interest, (iv) 9,751,963 shares held by a Hunter Ridge Partners, LLC, a limited liability company of which Mr. Mills holds 50% of the membership interest (which is set forth separately in this beneficial ownership table), and (v) an aggregate of 4,979,482 shares of common stock beneficially held by Mr. Mills’ spouse.

(10)	Includesoptions to purchase 150,000 shares of common stock and 300,000 shares of common stock held by Mrs. Friedman’s spouse.
(11)	Mr. Fong, our President, Chief Executive Officer and Director, is a partner of Gulfstream Financial Partners. Includes warrants to purchase 128,964 shares of common stock.

(F)	Management

There were no changes in the officers or directors of the Company as a result of the Share Exchange.  The officers of Nuvo prior the Share Exchange were Henry Fong, Barry S. Hollander, and Thomas B. Olson, and the sole director of Nuvo prior to the Share Exchange was Henry Fong, all of whom were also officers and/or directors of the Company prior to the Share Exchange. The officers and directors of the Company following the Share Exchange remain as follows:

Name	Age	Position
Henry Fong	71	President, Chief Executive Officer and Director
Stephen D. King	51	Director
Barry S. Hollander	50	Chief Financial Officer
Thomas B. Olson	41	Secretary

Henry Fong.  Mr. Fong has been the president, chief executive officer, and a director of the Company since March 2002 and president and a director of Nuvo since its inception in April 2006.  Mr. Fong was the president, treasurer and a director of Hydrogen Power, Inc. from its inception in 1983 until January 2, 2007. Mr. Fong has been a director of FastFunds Financial Corporation, a publicly traded shell company, since June 2004. Mr. Fong has been president and a director of Equitex 2000, Inc. since its inception in 2001. Mr. Fong has been the president and a director of Inhibiton Therapeutics, Inc. since its inception in May 2004. Inhibiton Therapeutics is a publicly held company performing research and development on new cancer therapies. From 1959 to 1982, Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982. Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of twelve CEOs selected as Silver Award winners in FINANCIAL WORLD magazine's corporate American "Dream Team."

Stephen D. King.  Mr. King has been a director since November 2006.  Mr. King was elected chief executive officer of Wits Basin Precious Minerals, Inc., a publicly traded mineral exploration company, effective September 15, 2006 and has served as a director since July 8, 2004.  Mr. King also served as president of Wits Basin from May 15, 2006 to September 15, 2006. Since October 2000, Mr. King has served as president of SDK Investments, Inc., a private investment firm located in Atlanta, Georgia specializing in corporate finance and investing. He served as president, from January 1994 until July 2000 and chairman until October 2000, of PopMail.com, Inc., a publicly traded company with businesses in the hospitality and Internet sectors.  Mr. King has no prior experience in the precious mineral exploration or mining industry.

Barry S. Hollander.  Mr. Hollander has been chief financial officer of the Company since 2002.  Mr. Hollander has been the chief financial officer of VP Sports, a privately-held company, since March 1999.  From 1994 to 1999, Mr. Hollander was the chief financial officer of California Pro Sports, Inc., an in-line skate importer, marketer and distributor.  In 1999 California Pro merged with Imaginon, Inc.  Mr. Hollander has been in the sporting goods industry since 1980 in various accounting, senior management and executive positions. Mr. Hollander has a BS degree from Fairleigh Dickinson University and passed the uniform certified public accountant exam.

Thomas B. Olson.  Mr. Olson has been secretary of the Company since March 2002 and has been secretary and treasurer of Nuvo since its inception in April 2006.  Mr. Olson was secretary of Hydrogen Power, Inc. from January 1988 to April 5, 2007 when he became an assistant secretary.  Hydrogen Power, Inc. is a publicly-traded company in the alternative energy sector.  Mr. Olson served as a director of Chex Services, formerly a subsidiary of Hydrogen Power, Inc., since May 2002. Mr. Olson has been Secretary of Equitex 2000, Inc. since its inception in 2001. Mr. Olson has been the secretary of Inhibiton Therapeutics, Inc. since its inception in May 2004. Inhibiton Therapeutics is a publicly held company performing research and development on new cancer therapies. From August 2002 to July 2004, Mr. Olson was secretary of El Capitan Precious Metals, Inc., a publicly traded company with ownership interest in mining properties. Mr. Olson has attended Arizona State University and the University of Colorado at Denver.

(G)           Executive Compensation

Summary Compensation of Executive Officers – Interactive Games, Inc.

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as an Interactive Games’ principal executive officer during the fiscal year ended July 31, 2006; (ii) each other individual that served as an Interactive Games’ executive officer at the conclusion of the fiscal year ended July 31, 2006 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “Interactive named executives”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Henry Fong Chief Executive Officer & President	2006	$80,000	-	-	-	$80,000
Barry S. Hollander Chief Financial Officer	2006	$10,000	-	-	-	$10,000
Thomas B. Olson Secretary	2006	$30,000	-	-	-	$30,000

Currently, the Company has month-to-month arrangements with Henry Fong, Barry Hollander and Thomas B. Olson for their management services, whereby it pays Mr. Fong a monthly management fee of $4,167 in consideration of his services to the Company as President and Chief Executive Officer, Mr. Hollander a monthly management fee of $3,000 for his services as Chief Financial Officer and Mr. Olson a monthly management fee of $2,000 in consideration of his services as Secretary and Treasurer.

Summary Compensation of Executive Officers – Nuvo Solar Energy, Inc.

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as Nuvo’s principal executive officer during Nuvo’s last completed fiscal year; (ii) each other individual that served as an executive officer of Nuvo at the conclusion of the fiscal year ended December 31, 2006 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “Nuvo named executives”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Henry Fong Chief Executive Officer & President	2006	$27,000	-	-	-	$27,000
Thomas B. Olson Secretary	2006	$6,750	-	-	-	$6,750

Nuvo did not have any formal employment agreements with its officers.  Nuvo paid Mr. Fong a management fee of $3,000 per month, and Mr. Olson a management fee of $750 per month for their respective services.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the Interactive named executive officers as of July 31, 2006.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Henry Fong	900,000	-	$0.20	1/16/2009
Barry S. Hollander	500,000	-	$0.20	1/16/2009
Thomas B. Olson	250,000	-	$0.20	1/16/2009

As of December 31, 2006, Nuvo’s named executive officers did not hold any unexercised options and non-vested stock awards.

Compensation of Directors

Neither Interactive Games nor Nuvo paid fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

(H)           Certain Relationships and Related Transactions and Director Independence

Interactive Games, Inc.

During the six months ended June 30, 2007, the Company repaid $26,000 to VP Sports, Inc., a corporation of which Mr. Fong is an officer.  During the year ended December 31, 2006, the Company repaid $203,600 to the same related party.  The balance owed to this related party at July 31, 2007 of $493,252 was cancelled in consideration for the issuance of 197,301 shares of the Company’s Class A Preferred Stock, 704,646 shares of the Company’s common stock, and warrants to purchase 704,646 shares of the Company’s common stock at an exercise price of $0.10 per share and expiring in July 2009.

During the year ended December 31, 2006, the Company repaid $45,000 to Equitex 2000, a corporation for which Mr. Fong is an officer.  The balance owed to this related party at July 31, 2007 of $361,182 was cancelled in consideration for the issuance of 164,473 shares of the Company’s Class A Preferred Stock, 587,400 shares of the Company’s common stock, and warrants to purchase 587,400 shares of the Company’s common stock at an exercise price of $0.10 per share and expiring in July 2009.

As of July 31, 2007, USA Skate, of which Mr. Fong holds a majority interest and Mr. Hollander a minority interest, cancelled $307,673 the Company owed in consideration for the issuance of 123,069 shares of the Company’s Class A Preferred Stock, 439,533 shares of the Company’s common stock, and warrants to purchase 439,533 shares of the Company’s common stock at an exercise price of $0.10 per share and expiring in July 2009.

As of July 31, 2007, Gulfstream Financial Partners, a corporation for which Mr. Fong is an officer, director and sole owner, cancelled $90,275 the Company owed in consideration for the issuance of 36,110 shares of the Company’s Class A Preferred Stock, 128,964 shares of the Company’s common stock, and warrants to purchase 128,964 shares of the Company’s common stock at an exercise price of $0.10 per share and expiring in July 2009.

As of July 31, 2007, an unrelated party cancelled $37,344 the Company owed in consideration for the issuance of 14,938 shares of the Company’s Class A Preferred Stock, 53,349 shares of the Company’s common stock, and warrants to purchase 53,349 shares of the Company’s common stock at an exercise price of $0.10 per share and expiring in July 2009.

As of July 31, 2007, $171,250 was owed to officers of the Company. The balance owed to the officers was cancelled in consideration for the issuance of 642,857 shares of the Company’s common stock and warrants to purchase 642,857 shares of the Company’s common stock at an exercise price of $0.10 per share and expiring in July 2009.

Nuvo Solar Energy, Inc.

During the six month period ended June 30, 2007, Nuvo issued promissory notes totaling $34,450 payable to its president.  During the year ended December 31, 2006, Nuvo also issued promissory notes totaling $65,000 payable to the president.  During the six months ended June 30, 2007, $29,444 in principal and $2,556 in accrued interest was paid on these notes leaving a principal of $70,007 along with $1,863 in accrued interest outstanding.  The promissory notes have an interest rate of 10% per annum and are due on demand.

During the six month period ended June 30, 2007, Nuvo issued promissory notes totaling $35,000 payable to a company owned by the president.  At December 31, 2006, Nuvo owed an additional $3,355 in principal to this entity.  During the six month period ended June 30, 2007, $21,126 in principal and $1,475 in accrued interest were repaid leaving a principal balance of $17,229 and accrued interest of $358 due and payable.  All of the promissory notes have an interest rate of 10% per annum and are due on demand.

During the six months ended June 30, 2007, Nuvo issued promissory notes totaling $19,000 to a trust created by the president of Nuvo for the benefit of his children.  The entire balance of these notes remained outstanding at June 30, 2007 with accrued interest payable of $148.  All of the promissory notes have an interest rate of 10% per annum and are due on demand.

During the year ended December 31, 2006, Nuvo executed a promissory note with a significant stockholder in exchange for $13,000.  The note carried an interest rate of 10% and was due on demand.  This note was repaid during the year leaving no principal balance outstanding, however, $145 in interest remained payable at June 30, 2006.

At June 30, 2007, Nuvo owed its officers a total of $22,000 for accrued but unpaid management services.  This amount is included in the financial statements under “Accounts payable, related party” at June 30, 2007.  The Board of Directors has estimated the value of management services at the monthly rates of $3,000 and $750 for Nuvo’s president and secretary/treasurer, respectively.  For the six month period ended June 30, 2007, Nuvo incurred $22,500, in management services expense.

Director Independence

Our board of directors has two directors and has no standing sub-committees at this time due to the associated expenses and the small size of our board.  We are not currently listed on a national securities exchange that has requirements that a majority of the board of directors be independent, however, the board has determined that Stephen D. King  is “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that our board has chosen to use for the purposes of the determining independence.

In performing the functions of the audit committee, our board oversees our accounting and financial reporting process.  In this function, our board performs several functions.  Our board, among other duties, evaluates and assesses the qualifications of the Company’s independent auditors; determines whether to retain or terminate the existing independent auditors; meets with the independent auditors and financial management of the Company to review the scope of the proposed audit and audit procedures on an annual basis; reviews and approves the retention of independent auditors for any non-audit services; reviews the independence of the independent auditors; reviews with the independent auditors and with the Company’s financial accounting personnel the adequacy and effectiveness of accounting and financial controls and considers recommendations for improvement of such controls; reviews the financial statements to be included in our annual and quarterly reports filed with the Securities and Exchange Commission; and discusses with the Company’s management and the independent auditors the results of the annual audit and the results of our quarterly financial statements. While we do not currently have a standing compensation committee, our non-employee director considers executive officer compensation, and our entire board participates in the consideration of director compensation.  Our non-employee board member oversees our compensation policies, plans and programs.  Our non-employee board member further reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers; reviews the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; and administers our equity incentive and stock option plans.  Each of our directors participates in the consideration of director nominees.  In addition to nominees recommended by directors, our board will consider nominees recommended by shareholders if submitted in writing to our secretary.  Our board believes that any candidate for director, whether recommended by shareholders or by the board, should be considered on the basis of all factors relevant to our needs and the credentials of the candidate at the time the candidate is proposed.  Such factors include relevant business and industry experience and demonstrated character and judgment.

 (I)           Description of Securities

As of July 31, 2007, we have authorized for issuance 500,000,000 shares of our capital stock, 475,000,000 designated as common stock and 25,000,000 designated as preferred stock.  We have outstanding as of this date: (i) 193,552461 shares of common stock, (ii) options to purchase 2,025,000 shares of common stock at exercise prices ranging from $0.10 to $0.20 per share, (iii) warrants to purchase an aggregate of 3,775,000 shares of common stock, and (iv) an aggregate of approximately $99,000 in convertible debentures outstanding, which is convertible at a price equal to 75% of the average closing price of the Company’s common stock for the 20 trading days immediately preceding the date of conversion.  Additionally, we have designated 1,000,000 of our authorized preferred stock as Series A Preferred Stock, of which there are 535,891 shares issued and outstanding.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.  Upon our liquidation, dissolution or winding, holders of common stock will be entitled to share ratably in all of our assets that are legally available for distribution, after payment of all debts and other liabilities.  The holders of the common stock have no preemptive, subscription, redemption or conversion rights.

The Company’s Series A Preferred Stock has a liquidation preference to our common stock, pursuant to which the holders of the Series A Preferred Stock are entitled to receive par value for their shares prior to any distribution to the holders of our common stock.  The Series A Preferred Stock does not have voting rights, and is not entitled to any interest payment or dividends.  The Series A Preferred Stock is not convertible at the option of the holder, but is subject to mandatory conversion, on the second anniversary of the date of issuance, into a number of shares of common stock equal to 120% of the stated value of the Series A Preferred Stock (initially, $1.00 per share) divided by 75% of the average closing price of the Company’s common stock for the 20 trading days immediately preceding the date of mandatory conversion.  At any time prior to such mandatory conversion, the Company shall have the option to redeem outstanding shares of Series A Preferred Stock, in cash, in accordance with the following:  (a) if prior to or on the first anniversary of the date of issue, at 108% of the stated value thereof, and (b) if after the first anniversary of the date of issue and prior to the mandatory conversion date, at 116% of the stated value thereof.  The holders of the Series A Preferred Stock are not entitled to any preemptive rights.

(J)           Indemnification of Directors and Officers

Pursuant to our amended and restated articles of incorporation and bylaws, we will indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Law, as the same exists or may hereafter be amended.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

(K)	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-the-Counter Bulletin Board, or “OTC Bulletin Board” under the trading symbol “IGAM”.  We plan to change the trading symbol in the near future to more adequately reflect our name and current operations.  The following table lists the high and low bid information for our common stock as quoted on the OTC Bulletin Board for the fiscal years ended 2005 and 2006, respectively, and through the third quarter of the 2007 fiscal year:

	Price Range
Quarter Ended	High	Low
October 31, 2004	$.35	$.17
January 31, 2005	.28	.18
April 30, 2005	.27	.18
July 31, 2005	.20	.09

October 31, 2005	.25	.08
January 31, 2006	.40	.17
April 30, 2006	.40	.06
July 31, 2006	.09	.03

October 31, 2006	.10	.05
January 21, 2007	.12	.05
April 30, 2006	.14	.06

The above quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

The number of record holders of our common stock as of July 26, 2007, was approximately 52 based on information received from our transfer agent.  This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name.

Dividends

We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

Item 3.02.  Unregistered Sales of Equity Securities.

As disclosed in Item 2.01, in connection with the Share Exchange, the Company issued an aggregate of 133,333,255 shares of its common stock to the former holders of Nuvo Common Stock.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

Additionally on July 23, 2007, the Company issued warrants to purchase 875,000 shares of the Company’s common stock to certain investors in connection with certain loans made to the Company by such investors. The loans are payable one year from their date of issue and carry an interest rate of 10%.  The loans may be converted, at the option of the lender, into the first equity offering completed by the Company of at least $500,000 at a rate equal to 85% of the terms of the offering. The warrants each have a three-year term and an exercise price of $0.10 per share.  The Company received gross proceeds from the loans of $175,000.  The holders of the warrants are entitled to customary piggyback registration rights with respect to the warrant shares.  There were no placement agents or brokers involved with these transactions.

In July 2007, the Company issued 500,000 shares of its common stock to a third party in consideration for its assumption of approximately $418,000 of notes and accrued and unpaid interest, accounts payable and accrued expenses.

On July 31, 2007, the Company issued 535,891 shares of its Series A Preferred Stock, 3,137,107 shares of common stock and warrants to purchase 3,137,106 shares of its common stock to certain creditors in consideration for the cancellation of approximately $1,461,000 of notes and accrued and unpaid interest, as well as accrued and unpaid fees.  The warrants have an exercise price of $0.10 per share and expire in July 2009.

For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder.  The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) there were only two investors and each had knowledge and experience in financial and business matters such that they were capable of evaluating the risks of the investment, and (ii) the Company has obtained representations from each investor indicating that each investor was an accredited investor and purchasing for investment purposes only.

Item 5.01.                      Changes in Control of Company.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2007, the Company filed Amended and Restated Articles of Incorporation with the Secretary of State of Nevada, pursuant to which the Company changed its name from Interactive Games, Inc. to China Nuvo Solar Energy, Inc.  The Amended and Restated Articles of Incorporation also reflected additional changes to the Company’s Articles of Incorporation as previously disclosed in a Current Report on Form 8-K filed with the SEC on July 5, 2007.

Nuvo constituted the accounting acquirer in the Share Exchange, however, the Company has elected to have a July 31 fiscal year end, which is the same fiscal year end that Interactive Games, Inc. had prior to the Share Exchange.

Item 5.06.                      Change in Shell Company Status.

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, the Company ceased to be a shell company (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) upon completion of the Share Exchange.

Item 9.01.                      Financial Statements and Exhibits

(a)           Financial Statement of Businesses Acquired

Attached hereto as Exhibit 99.2 are (i) the audited financial statements of Nuvo Solar Energy, Inc. for the year ended December 31, 2006, and (ii) the unaudited financial statements for the three and six month period ended June 30, 2007.

(b)           Pro Forma Financial Information

Attached hereto as Exhibit 99.3 are (i) the unaudited pro forma condensed statement of operations for Interactive Games, Inc. for the twelve month period ended January 31, 2007 and for Nuvo Solar Energy, Inc. for the twelve month period ended December 31, 2006, (ii) the unaudited pro forma condensed statement of operations for Interactive Games, Inc. the six month period ended April 30, 2007 and Nuvo Solar Energy, Inc. for the six month period ended June 30, 2007, and (iii) the unaudited pro forma condensed balance sheet for Interactive Games, Inc. as of April 30, 2007 and for Nuvo Solar Energy, Inc. as of June 30, 2007.

(d)	Exhibits

Ex. No.	Description
2.1	Agreement and Plan of Reorganization by and between the Company and Nuvo Solar Energy, Inc. dated April 23, 2007. (incorporated by reference to Company’s Form 8-K filed on May 1, 2007).
2.2	Amendment No. 1 to Agreement and Plan of Reorganization by and between the Company and Nuvo Solar Energy, Inc. dated July 25, 2007. (Filed herewith).
2.3	Articles of Exchange relating to the share exchange by and between Interactive Games, Inc. and Nuvo Solar Energy, Inc. as filed with the Nevada Secretary of State on July 25, 2007. (Filed herewith).
2.4
Statement of Share Exchange relating to the share exchange by and between Interactive Games, Inc. and Nuvo Solar Energy, Inc. as filed with the Colorado Secretary of State on July 25, 2007. (Filed herewith).

3.1	Amended and Restated Articles of Incorporation. (Filed herewith).
3.2	Certificate of Designation of Series A Preferred Stock (Filed herewith).
4.1	Form of promissory note made by the Company in favor of certain investors in July 2007. (Filed herewith).
4.2	Form of warrant issued by the Company to certain investors on July 2007. (Filed herewith).
10.1	Agreement between the Company and Photovoltiacs.com, Inc. dated June 9, 2006, as amended. (Filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm. (Filed herewith).
99.1	Press Release dated July 26, 2007. (Filed herewith).
99.2	Audited financial statements of Nuvo Solar Energy, Inc. for the year ended December 31, 2006, and unaudited financial statements for the six month period ended June 30, 2007. (Filed herewith).
99.3	Unaudited pro forma condensed financial statements for Interactive Games, Inc. for the twelve month period ended December 31, 2006 and six month period ended April 30, 2007. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NUVO SOLAR ENERGY, INC.
Date: July 31, 2007	By: /s/ Thomas B. Olson Thomas B. Olson Secretary

EXHIBIT INDEX

Ex. No.	Description
2.1	Agreement and Plan of Reorganization by and between the Company and Nuvo Solar Energy, Inc. dated April 23, 2007. (incorporated by reference to Company’s Form 8-K filed on May 1, 2007).
2.2	Amendment No. 1 to Agreement and Plan of Reorganization by and between the Company and Nuvo Solar Energy, Inc. dated July 25, 2007. (Filed herewith).
2.3	Articles of Exchange relating to the share exchange by and between Interactive Games, Inc. and Nuvo Solar Energy, Inc. as filed with the Nevada Secretary of State on July 25, 2007. (Filed herewith).
2.4
Statement of Share Exchange relating to the share exchange by and between Interactive Games, Inc. and Nuvo Solar Energy, Inc. as filed with the Colorado Secretary of State on July 25, 2007. (Filed herewith).

3.1	Amended and Restated Articles of Incorporation. (Filed herewith).
3.2	Certificate of Designation of Series A Preferred Stock (Filed herewith).
4.1	Form of promissory note made by the Company in favor of certain investors in July 2007. (Filed herewith).
4.2	Form of warrant issued by the Company to certain investors on July 2007. (Filed herewith).
10.1	Agreement between the Company and Photovoltiacs.com, Inc. dated June 9, 2006, as amended. (Filed herewith).
23.1	Consent of Independent Registered Public Accounting Firm. (Filed herewith).
99.1	Press Release dated July 26, 2007. (Filed herewith).
99.2	Audited financial statements of Nuvo Solar Energy, Inc. for the year ended December 31, 2006, and unaudited financial statements for the six month period ended June 30, 2007. (Filed herewith).
99.3	Unaudited pro forma condensed financial statements for Interactive Games, Inc. for the twelve month period ended December 31, 2006 and six month period ended April 30, 2007. (Filed herewith).